Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Post-Effective Amendment No. 1 to Registration Statement Nos. 333-179658 and 333-179659 on Form S-1 of our report dated December 13, 2013, relating to the financial statements and financial statement schedule of Unified Grocers, Inc. appearing in this Annual Report on Form 10-K of Unified Grocers, Inc. for the year ended September 28, 2013.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

December 13, 2013